Exhibit 32

In connection with the quarterly report of Synergy Resources Corporation, (the “Company”) on Form 10-Q for the quarter ended November 30, 2011 as filed with the Securities Exchange Commission on the date hereof (the “Report”) Ed Holloway, the Principal Executive Officer of the Company and Frank L. Jennings, the Principal Financial Officer of the Company, certify pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the company.

January 9, 2012

/s/ Ed Holloway
Ed Holloway, Principal Executive Officer

January 9, 2012

/s/ Frank L. Jennings
Frank L. Jennings, Principal Financial Officer